                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                       3CI COMPLETE COMPLIANCE CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:           NOT APPLICABLE

         2)       Aggregate number of securities to which transaction applies:
                  NOT APPLICABLE

         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:   NOT APPLICABLE

         4)       Proposed maximum aggregate value of transaction:
                  NOT APPLICABLE

         5)       Total fee paid:   NOT APPLICABLE

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:   NOT APPLICABLE

         2)       Form, Schedule or Registration Statement No.:
                  NOT APPLICABLE

         3)       Filing Party:     NOT APPLICABLE

         4)       Date Filed:       NOT APPLICABLE

                       3CI COMPLETE COMPLIANCE CORPORATION
                       1517 W. NORTH CARRIER PARKWAY #104
                           GRAND PRAIRIE, TEXAS 75050
                                 (972) 375-0006


                                                                   July 29, 2003



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of 3CI Complete Compliance Corporation (the "Company") to be held at the offices of Gardere Wynne Sewell LLP located at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, at 3:00 p.m., central daylight time, on Wednesday, September 3, 2003. At this meeting you will be asked to:

         (i) Elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

         (ii) Approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,450,000 shares to 60,450,000 shares.

         (iii) Approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued upon exercise of options granted under that plan from 500,000 shares to 1,250,000 shares.

         (iv) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

         The directors urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                                     Sincerely,




                                                     Jack W. Schuler
                                                     Chairman of the Board

                       3CI COMPLETE COMPLIANCE CORPORATION

                       1517 W. North Carrier Parkway #104
                         Grand Prairie, Texas 75050-1288
                                 (972) 375-0006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON SEPTEMBER 3, 2003



       The annual meeting of stockholders of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), will be held at 3:00 p.m., central daylight time, on September 3, 2003, at the offices of Gardere Wynne Sewell LLP located at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, for the following purposes:

         (i) To elect seven directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

         (ii) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,450,000 shares to 60,450,000 shares.

         (iii) To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued upon exercise of options granted under that plan from 500,000 shares to 1,250,000 shares.

         (iv) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       The Board of Directors has fixed the close of business on July 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only those stockholders of record on that date will be entitled to notice of and to vote at the meeting.

       A complete list of the stockholders entitled to vote at the meeting will be open for inspection at the Company's offices during normal business hours by any stockholder, for any purpose related to the meeting, for a period of ten days before the meeting.

       Your participation in the Company's affairs is important. To insure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope that has been provided for your convenience. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                             By Order of the Board of Directors,


                                             Otley L. Smith III
                                             President

July 29, 2003

                       3CI COMPLETE COMPLIANCE CORPORATION

                       1517 W. North Carrier Parkway #104
                           Grand Prairie, Texas 75050
                                 (972) 375-0006

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 3, 2003


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of 3CI Complete Compliance Corporation (the "Company") for use at the Company's annual meeting of stockholders to be held at the offices of Gardere Wynne Sewell LLP located at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, at 3:00 p.m., central daylight time, on Wednesday, September 3, 2003 (the "Annual Meeting"), and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's stockholders on or about July 29, 2003.

         The purpose of the Annual Meeting is to consider and act upon (i) the election of seven directors; (ii) the approval of an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of the Company's common stock, par value $0.01 per share ("Common Stock") (the form of such amendment is attached to this Proxy Statement as Exhibit A); (iii) the approval of an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Option Plan; and (iv) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

REVOCABILITY OF PROXIES

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to the Secretary of the Company at its principal executive offices located at 1517 W. North Carrier Parkway #104, Grand Prairie, Texas 75050, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder also may revoke his or her proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING AND SHARE OWNERSHIP

         Only holders of record of Common Stock at the close of business on July 14, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Each share of Common Stock is entitled to one vote. On the Record Date, there were 10,324,611 shares of Common Stock outstanding and entitled to vote.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting. A proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the seven persons named under "Election of Directors;" (ii) FOR the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iii) FOR the approval of an amendment to the Option Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Option Plan; and,
(iv) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting. A stockholder marking the proxy "Abstain" will not be counted as voting in favor of or against the particular proposals from which the stockholder has elected to abstain.

         If a quorum exists, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal One). There are no cumulative voting rights for the election of directors. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required to approve the amendment to the Certificate of Incorporation (Proposal Two) and to approve the amendment to the Option Plan (Proposal Three).

         Votes cast at the Annual Meeting will be tabulated by a duly appointed inspector of election. The inspector will treat shares represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners of persons entitled to vote;
(ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

         Abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast on the proposal. Abstentions and broker non-votes have the effect of a vote against Proposal Two and Proposal Three.

                                  PROPOSAL ONE

                            TO ELECT SEVEN DIRECTORS

NOMINEES

         At the Annual Meeting, seven nominees are to be elected to the Board, each director to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named on the proxy and described below, the shares represented by your proxy will be voted for the election of the seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

         Certain information with respect to the nominees is set forth below:

                                                                                              COMMON STOCK
                                                                                          BENEFICIALLY OWNED(1)
                                                                                         -----------------------
                                                                           DIRECTOR                    PERCENT
NAME                                      POSITION                AGE       SINCE        SHARES      OF CLASS(2)
---------------------------         ---------------------         ----     --------      ------      -----------
Jack W. Schuler                     Chairman of the Board          62        1998             --               *
Stephen B. Koenigsberg (3)          Director                       --        2003             --               *
Kevin McManus (3)(4)                Director                       59        2003             --               *
Mark C. Miller                      Director                       47        2000             --               *
Frank J. M. ten Brink               Director                       46        1998             --               *
Anthony J. Tomasello (4)            Director                       56        1998             --               *
Robert M. Waller (3)(4)             Director                      [58]       1999         66,666


* Less than one percent.

(1) Includes all shares of Common Stock with respect to which each person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares, or to dispose or direct the disposition of such shares.
(2) Based on 10,324,611 shares of Common Stock outstanding on the Record Date, plus for each beneficial owner, those number of shares of Common Stock underlying options or warrants excersiable within 60 days of the Record Date held by such director.
(3)    Member of Audit Committee.
(4)    Member of Compensation Committee.

         Jack W. Schuler has served as a director of the Company since October 1998. Mr. Schuler has served as Chairman of the Board of Directors of Stericycle, Inc. ("Stericycle") since January 1990. From January 1987 to August 1989, Mr. Schuler served as President and Chief Operating Officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Medtronic, Inc., a medical technology company, and Ventana Medical Systems, Inc., a supplier of automated diagnostic systems. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and an M.B.A. from the Stanford University Graduate School of Business Administration.

         Stephen B. Koenigsberg has served as a Director of the Company since July 2003. Mr. Koenigsberg has served as Chief Financial Officer of various hospitals and President of State Sales and Service Corporation, a $52 million distribution company, where he was involved in various acquisitions and international marketing. Prior to that, he served as Vice President of Finance and Systems for the Good Samaritan Hospital, the University of Maryland Hospital and Bon Secours Hospital. He also previously served in various positions with Ernst & Ernst. Mr. Koenigsberg has served with national trade associations, a charitable foundation and the Maryland Governor's task force to reinvent hospital rate reviews. He received a B.S. in accounting from the University of Maryland and an M.B.A. from Loyola College in Baltimore, Maryland.

         Kevin McManus has served as a Director of the Company since July 2003. Mr McManus serves as Vice President-Services of New England Health Enterprises, Inc., which is an owner and operator of fixed-site MRI facilities and mobile stereotactic biopsy services located in Concord, Maine. Mr. McManus also acts as Treasurer, director of business planning and development and financial management of New England Health Enterprises. Mr. McManus also recently served as Chief Financial Officer of Saints Memorial Health Systems in Lowell, Maine, during which he was involved in the merger of St. Joseph's and St. John's Hospitals in Lowell, Maine, directed the process to obtain a $78 million tax-exempt bond and unified the entity's financial functions after the mergers. He has served as Senior Vice President for Finance and Treasurer for Saint Vincent Healthcare Systems, a 578-bed acute care hospital in Worcester, Maine with associated 530-bed nursing homes, Newton-Wellesley Hospital in Newton, Maine and Charles Choate Memorial Hospital in Woburn, Massachusetts. Mr. McManus has served on the Mass Hospital Association in various capacities from 1976 through 1990, the Healthcare Financial Management Association and the Action Community Housing Corporation. He received an M.B.A. from Northeastern University.

         Mark C. Miller has served as a Director of the Company since October 1998. Mr. Miller has served as President and Chief Executive Officer and a Director of Stericycle since May 1992. From May 1989 until he joined Stericycle, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976, and where he held a number of management and marketing positions. He is a Director of Ventana Medical Systems, Inc., a supplier of automated diagnostic systems, and Lake Forest Hospital. Mr. Miller received a B.S. in computer science from Purdue University.

         Frank J. M. ten Brink has served as a Director of the Company since October 1998. Mr. ten Brink has served as Stericycle's Vice President, Finance and Chief Financial Officer since June 1997. From 1991 until 1996, he served as Chief Financial Officer of Hexacomb Corporation, and from 1996 until joining Stericycle, he served as Chief Financial Officer of Telular Corporation. Prior to 1991, Mr. ten Brink held various financial management positions with Interlake Corporation and Continental Bank of Illinois. He received a B.B.A. in international business and an M.B.A. in finance from the University of Oregon.

         Anthony J. Tomasello has served as a Director of the Company since October 1998. Mr. Tomasello has served as Stericycle's Executive Vice President and Chief Technical Officer since January 1999 and previously had served as Vice President, Operations, since August 1990. For eight years prior to joining Stericycle, Mr. Tomasello was President and Chief Operating Officer of Pi Enterprises and Orbital Systems, companies providing process and automation services. Mr. Tomasello received a B.S. in mechanical engineering from the University of Pittsburgh.

         Robert M. Waller has served as a Director of the Company since April 1999. Mr. Waller is currently Executive Vice President of Medline Industries, Inc. He has served in that capacity since 2001. From 2000 to 2001, Mr. Waller served as Chief Operating Officer of Urbanfetch.com. From 1994 to 2001, Mr. Waller served as President of RMW Logistics. From 1992 until 1994, Mr. Waller served as Chief Operating Officer of DSC Logistics. Mr. Waller received a B.S. in business administration from Northwestern University and an M.B.A. from Lake Forest Graduate School of Management.

REQUIRED VOTE

         The seven nominees for election as directors who receive the greatest number of votes will be elected as directors. The Board recommends that the stockholders vote for the election of each of the nominees listed above. Waste Systems, Inc. ("WSI"), which owns 54.7% of the issued and outstanding shares of Common Stock, intends to vote its shares in favor of the nominees listed above.

                                  PROPOSAL TWO

           TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
        TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                     40,450,000 SHARES TO 60,450,000 SHARES

BACKGROUND

         The Certificate of Incorporation authorizes the Company to issue up to 40,450,000 shares of Common Stock and 16,050,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). On July 10, 2003, the Board unanimously approved and recommended to the Company's stockholders that they approve a Certificate of Amendment (the "Amendment") to the Certificate of Incorporation increasing the number of authorized shares of Common Stock from 40,450,000 shares to 60,450,000 shares.

         As of the Record Date, the Company had 10,324,611 shares of Common Stock outstanding and 7,750,000 shares of Common Stock reserved for future issuance upon the conversion of the outstanding shares of the Company's Series B Preferred Stock and Series C Preferred Stock. Based on the foregoing, as of the Record Date, the Company had 22,375,389 shares of Common Stock authorized under the Certificate of Incorporation remaining available for other purposes, including, without limitation, the granting and exercise of options under the Option Plan. Currently, options on a maximum of 500,000 shares of Common Stock may be issued under the Option Plan.

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Amendment, if approved, will amend Article 4 of the Certificate of Incorporation so that Article 4 will state in its entirety as follows:

         "4. The total number of shares of stock which the corporation shall have authority to issue is 76,500,000 shares, of which 60,450,000 shares shall be common stock, par value $.01 per share, and 16,050,000 of which shares shall be preferred stock, par value $.01 per share. The designations, rights, preferences, privileges and voting powers of the preferred stock, and any restrictions and qualifications thereof, shall be determined by the Board of Directors."

A copy of the Amendment is attached to this Proxy Statement as Exhibit A.

PURPOSE OF THE AMENDMENT

         The Board believes that the Amendment is desirable so that, as the need may arise, the Company will have the flexibility to issue shares of Common Stock, without additional expense or delay, in connection with possible future sales of Common Stock to obtain additional capital funds, equity financings, future opportunities for expanding the Company's business through investments or acquisitions, management incentive and employee benefit plans and for other bona fide corporate purposes.

         In addition, the Board believes that the Amendment is desirable in order to allow the Company to issue the appropriate number of shares of Common Stock upon conversion of the 7,000,000 shares of the Company's Series B Preferred Stock and 750,000 shares of the Company's Series C Preferred Stock (collectively, the "Preferred Shares") currently owned by WSI. Pursuant to the terms and conditions of the respective Certificates of Designations governing the Preferred Stock, all issued and outstanding shares of Preferred Stock were to automatically convert into shares of Common Stock five years after their issuance, or April 6, 2003.

         Prior to April 6, 2003, WSI and Stericycle, which owns 100% of WSI's capital stock, asserted that the conversion rate of the Preferred Stock is such that each Preferred Share is convertible into that number of shares of Common Stock determined by dividing $7,000,000 (with respect to the Series B Preferred Stock) or $750,000 (with respect to the Series C Preferred Stock) by the market value of the Common Stock on the date of conversion. On the Record Date, the per share closing price of the Common Stock was $0.25. Accordingly, assuming the per share market value of the Common Stock is $0.25 on the conversion date, the Company would issue 31,000,000 shares of Common Stock upon conversion of the Preferred Shares under this interpretation.

         WSI and Stericycle's interpretation of the conversion rate is contrary to the Company's interpretation of the conversion rate. Based on the respective Certificates of Designations governing the Preferred Stock and certain documents executed contemporaneously with the issuance of the Preferred Shares, the Company believes that the appropriate conversion rate is (i) the per share market value of the Common Stock on the conversion notice date, less (ii) $1.00 per share, but that the minimum conversion rate is $1.00 per share. Thus, if the per share market value of the Common Stock is less than $1.00, each Preferred Share would be converted into one share of Common Stock. Under this interpretation, assuming the per share market value of the Common Stock is less than $1.00 on the conversion date, the Company would issue 7,750,000 shares of Common Stock upon conversion of the Preferred Shares.

         As of the date hereof, the Preferred Shares have not been converted into Common Stock. The Company, WSI and Stericycle have entered into an Agreement to Defer Conversion of Preferred Stocks, dated as of April 2, 2003, pursuant to which WSI has agreed not to exercise its right to convert the Preferred Shares and that no automatic conversion of the Preferred Shares will occur until a judicial judgment as to the appropriate conversion rate has become final and non-appealable.

         On May 9, 2003, the Company filed a declaratory judgment action in the 269th District Court in Harris County, Texas (the "Court"), the court that in 1997 approved a settlement agreement pursuant to which the Company's Series B Preferred Stock was issued, to obtain a judicial determination of the conversion rate of the Preferred Stock. Subject to the final decision of the Court or other settlement, the Company may not currently have enough shares of Common Stock authorized under the Certificate of Incorporation to effect a conversion of the Preferred Shares. Accordingly, the Amendment will give the Company the flexibility to issue the appropriate number of shares of Common Stock in connection with such conversion.

         The Board has not taken any action to use the additional authorized shares of Common Stock (the "Additional Shares") for any purpose. Other than with respect to the conversion of the Preferred Shares and the proposed increase in the number of shares of Common Stock covered by the Option Plan as described in Proposal Three, the Board has no immediate plans, understandings, agreements or commitments to issue the Additional Shares for any other purpose.

         The Board believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available should the Company decide to use the Additional Shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

         If the Company's stockholders approve the proposed Amendment, the Board may cause the issuance of the Additional Shares without further vote of the Stockholders, except as provided under Delaware corporate law or any national securities exchange on which shares of Common Stock are then listed. Under the Certificate of Incorporation, the stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means the current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. If the Board elects to issue any Additional Shares, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

REQUIRED VOTE

         The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required to approve the Amendment. The Board recommends that the stockholders vote for the Amendment. WSI intends to vote its shares in favor of the Amendment.

                                 PROPOSAL THREE

           TO APPROVE AN AMENDMENT TO THE OPTION PLAN TO INCREASE THE
            NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UPON
               EXERCISE OF OPTIONS GRANTED UNDER THE OPTION PLAN

BACKGROUND AND SUMMARY OF TERMS OF THE OPTION PLAN

         In January 1992, the Option Plan was adopted by the Board and approved by the Company's stockholders. The purpose of the Option Plan is to provide additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the Option Plan is designated at the time of grant as either an incentive stock option ("ISO") or as a non-qualified stock option ("NQSO"). The following description of the Option Plan is only a summary; it does not purport to be a complete or detailed description of all of the provisions of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the Company's executive offices.

         On July 10, 2003, the Board adopted an amendment to the Option Plan to increase the number of shares of Common Stock that may be issued upon exercise of stock options under the Option Plan from 500,000 shares to 1,250,000 shares. The proposed increase will permit the Company to continue to provide incentives to qualified employees and non-employee directors of the Company by aligning their interests directly with those of the Company's stockholders. At the Annual Meeting, the Company's stockholders will be asked to approve that amendment to the Option Plan.

THE OPTION PLAN

         The Option Plan is administered by the Board, which determines to whom among those eligible, and the time or times at which, options will be granted, the number of shares subject to options, the duration of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. In making such determinations, the Board may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Board, in its discretion, deems relevant.

         The Board is authorized to amend, suspend or terminate the Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the Option Plan; (ii) permit the grant of an ISO under the Option Plan with an option price less than 100% of the fair market value of the shares at the time such option is granted; (iii) change the eligibility requirements for participation in the Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

         The Option Plan provides that options may be granted with respect to a total of 500,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Option Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the Option Plan.

         Any employee of the Company is eligible to receive ISOs or NQSOs granted under the Option Plan. On the Record Date, the Company had 105 full-time employees.

         The exercise price of each option is determined by the Board, but may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted in the case of an ISO, nor less than 75% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of a non-qualified stock option. If an ISO is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

         The Board, in its discretion, fixes the term of each option, provided that the maximum term of each option shall be 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company expire not more than five years after the date of grant. The Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment. An option may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise ISOs in any one calendar year may not exceed $100,000. The Board may impose any other conditions to exercise as it deems appropriate.

         During the 2002 fiscal year, the Company issued 100,000 options under the Option Plan at exercise prices ranging from $0.20 to $0.28 per share, which vest evenly over a three-year period. On the Record Date, options to purchase a total of 305,000 shares of Common Stock under the Option Plan, with exercise prices ranging from $0.20 to $1.50 per share, were outstanding, and a total of 195,000 shares were available for future option grants. On the Record Date, the total market value of all shares of Common Stock subject to outstanding options was $76,250 (based upon the closing price of the Common Stock on the OTC Bulletin Board of $0.25 per share on that date).

UNITED STATES TAX CONSEQUENCES OF OPTIONS

         The following summarizes the major United States tax consequences to United States individuals that are expected to occur in connection with stock options granted under the Option Plan.

         ISOs. An optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an option. All options that qualify under the rules of Section 422 of the Internal Revenue Code (the "Code") will be entitled to ISO treatment. To receive ISO treatment, an optionee must not dispose of the acquired Common Stock within two years after the ISO is granted or within one year after the ISO is exercised. In addition, the optionee must have been an employee of the Company or any of its subsidiaries (or their predecessors) for the entire time from the date the ISO is granted until three months (one year if the optionee is disabled) before the date of exercise. The requirement that the optionee be an employee and the two-year and one-year holding periods are waived in the case of death of the optionee. If all such requirements are met, no tax will be imposed upon exercise of the ISO, and any gain upon sale of the Common Stock will be entitled to capital gain treatment. The optionee's gain on exercise (the excess of the fair market value of the Common Stock at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

         If an optionee does not meet the two-year and one-year holding requirements (a "disqualifying disposition"), tax will be imposed at the time of sale of the Common Stock. In such event, the optionee's gain on exercise of the ISO will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired Common Stock on the date of exercise of the ISO exceeds the aggregate exercise price paid for that Common Stock, and the Company will be entitled to a corresponding deduction at the time of sale. Any remaining gain on sale of that Common Stock (equal to the excess of the amount realized on the disqualifying disposition of that Common Stock over its fair market value on the date of exercise of the ISO) will be long-term capital gain if the optionee held that Common Stock for more than one year. If the amount realized on the disqualifying disposition is less than the fair market value of the Common Stock on the date of exercise of the ISO, the total amount includible in the optionee's gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.

         If the optionee pays all or a portion of the exercise price of an ISO by tendering other shares of Common Stock he owns, then the following consequences occur. If the tendered shares of Common Stock were acquired by the optionee through the prior exercise of an ISO (the "Prior ISO") and do not satisfy both the two-year and one-year holding requirements ("Disqualified Payment Shares"), then the tender by the optionee of such shares constitutes a disqualifying disposition that will result in compensation to the optionee taxed as ordinary income in an amount equal to the excess of the fair market value of such Disqualified Payment Shares, determined when the Prior ISO was exercised, over the exercise price previously paid for such Disqualified Payment Shares. Any appreciation that has occurred in the Disqualified Payment Shares that is not taxed to the optionee as compensation income under the disqualifying disposition rules is not recognized as gain under Section 1036 of the Code. The number of shares of Common Stock received upon exercise of the ISO equal to the number of Disqualified Payment Shares tendered in payment thereof will have a basis equal to the optionee's basis in the Disqualified Payment Shares plus any ordinary income recognized by the optionee as a result of the disqualifying disposition. The number of shares of Common Stock received upon exercise of the ISO in excess of the number of Disqualified Payment Shares will have a basis equal to the amount of the exercise price of the ISO paid in cash (if any). The number of shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Disqualified Payment Shares tendered, will have the same holding period on the date that the ISO is exercised as such Disqualified Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualified disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the ISO is exercised.

         Alternatively, if the exercise price of the ISO is funded by tendering shares of Common Stock owned by the Optionee other than Disqualified Payment Shares ("Qualified Payment Shares"), including shares of Common Stock received by the Optionee from exercise of a prior ISO that satisfied both the two-year and one-year holding requirements, shares of Common Stock acquired from exercise of an NQSO or otherwise as an option, and shares of Common Stock purchased on the open market, then the following consequences occur. Under Section 1036 of the Code, the Optionee will not recognize gain or loss on the tender of the previously owned Qualified Payment Shares. The number of new shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same basis as such Qualified Payment Shares had in the hands of the Optionee and the basis in any additional shares of Common Stock received will equal the exercise price paid in cash (if any). The number of shares of Common Stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same holding period on the date the ISO is exercised as such Qualified Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualified disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the ISO is exercised.

         NQSOs. Upon exercise of an NQSO, an optionee will recognize compensation taxed to him as ordinary income to the extent the fair market value of the acquired Common Stock on the date of exercise of the NQSO exceeds the aggregate exercise price paid for that Common Stock. The exercise of an NQSO entitles the Company to a tax deduction for the year in which the exercise occurred in the same amount as is includible in the income of the optionee. Any gain or loss realized by an optionee on subsequent disposition of the shares of Common Stock acquired by exercise of an NQSO generally is a capital gain or loss and does not result in any tax deduction to the Company.

         If the optionee pays all or a portion of the exercise price of an NQSO by tendering other shares of Common Stock he owns ("Payment Shares"), then the following consequences occur regardless if such Payment Shares are Disqualified Payment Shares, Qualified Payment Shares or otherwise. With respect to the number of shares of Common Stock received on exercise of the NQSO that exceeds the number of Payment Shares used to exercise the NQSO, the optionee will recognize compensation taxed to him as ordinary income to the extent the fair market value of such shares of Common Stock on the date of exercise of the NQSO exceeds the aggregate exercise price paid in cash (if any). Under Section 1036 of the Code, no income, gain or loss is recognized upon the exchange of Payment Shares for shares of Common Stock received upon the exercise of the NQSO to the extent of the number of Payment Shares tendered. The number of shares of Common Stock received upon exercise of the NQSO, equal to the number of shares of Payment Shares tendered, will have the same basis as such Payment Shares had in the hands of the optionee. The basis of the optionee in the number of any additional shares of Common Stock received upon exercise of the NQSO will equal the amount of the exercise price of the NQSO paid in cash plus any compensation income recognized by the optionee. The number of shares received upon exercise of the NQSO, equal to the number of shares of Payment Shares tendered, will have the same holding period on the date that the NQSO is exercised as such Payment Shares had on that date and the holding period of any additional shares of Common Stock received upon exercise of the NQSO will begin on that date.

         CASHLESS EXERCISE: ISOs AND NQSOs. If an optionee exercises an ISO or NQSO through the cashless exercise method, the optionee will authorize a broker designated by the Company to sell a specified number of the shares of Common Stock to be acquired by the optionee on the exercise of the Option, having a then fair market value equal to the sum of the exercise price of the ISO or NQSO, as applicable, plus any transaction costs (the "Cashless Shares"). The remainder of the shares not sold (the "Non-Cashless Shares") will be delivered to the optionee. It appears that an optionee who uses the cashless exercise method will be treated as constructively receiving the full amount of shares of Common Stock that otherwise would be issued upon payment of the exercise price of the Option in cash, followed immediately by a sale of the Cashless Shares by the optionee. In the case of an ISO, the cashless exercise method would result in a disqualifying disposition of the Cashless Shares with the tax consequences set forth above under "ISOs." In the case of an NQSO, the cashless exercise method would result in compensation to the optionee with respect to both the Cashless Shares and Non-Cashless Shares as discussed above under "NQSOs." Since the optionee's basis in the Cashless Shares that are received and simultaneously sold on exercise of the NQSO is equal to the sum of the exercise price and the compensation to the optionee, no additional gain must be recognized by the optionee upon the simultaneous sale of the Cashless Shares.

         Under certain circumstances, the Company's tax deductions may be limited under Section 162(m) of the Code.

         The foregoing statements are based upon present United States federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

REQUIRED VOTE

         The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required to approve the amendment to the Option Plan. The Board recommends that the stockholders vote for the amendment to the Option Plan to increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Option Plan. WSI intends to vote its shares in favor of the amendment to the Option Plan.

                                OTHER INFORMATION

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         The Company's business is managed by and under the direction of the Board and its committees. The Board establishes corporate policies, approves major business decisions and monitors the performance of the Company's management. The Company's full-time officers and executive employees perform the Company's day-to-day management functions and operating activities. The Board met four times during the fiscal year ended September 30, 2002, and all directors attended 75% or more of the meetings with the exception of Mr. Schuler who was in attendance at 25% of the meetings. The Board currently has appointed two committees: the Audit Committee and the Compensation Committee.

         AUDIT COMMITTEE. The functions of the Audit Committee include meeting with independent auditors annually to review financial results, audited financial statements, internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company's independent accountants, approves services provided by the independent public accountants before those services are rendered and evaluates the possible effect the performance of those services will have on the accountants' independence. The Board has adopted a written charter for the Audit Committee effective January 22, 2001, a copy of which was attached to the Company's proxy statement filed with the Securities and Exchange Commission ("SEC") on April 2, 2001. The Audit Committee met four times during the 2002 fiscal year and was composed of Frank J. M. ten Brink, David J. Schoonmaker and Robert M. Waller. On July 10, 2003, David J. Schoonmaker was replaced on the Audit Committee by Stephen B. Koenigsberg, and Frank J.M. ten Brink was replaced on the Audit Committee by Kevin McManus. All of the current members of the Audit Committee are independent in accordance with the existing requirements of NASDAQ's listing standards.

         COMPENSATION COMMITTEE. The Compensation Committee recommends to the Board the compensation for the Company's executive officers, administers and makes awards under the Company's compensation plans and monitors and makes recommendations with respect to the Company's various employee benefit plans. The Compensation Committee met once during the 2002 fiscal year and was composed of Messrs. Schoonmaker, Waller and Tomasello. On July 10, 2003, Mr. Schoonmaker was replaced on the Audit Committee by Kevin McManus.

DIRECTOR COMPENSATION

         Directors who are officers or employees of the Company, or who are affiliated with Stericycle, receive no additional compensation for their services as members of the Board. During the 2002 fiscal year, Messrs. Schoonmaker and Waller, the Company's only outside directors during the 2002 fiscal year, each were paid $2,000 plus expenses for each Board meeting and $500 for each committee meeting they attended.

EXECUTIVE OFFICERS

         The following is the only current executive officer of the Company, his age, position with the Company and the period during which he has served in such position:


NAME                            AGE                POSITION                   OFFICER SINCE
------------------              ---                ---------                  -------------
Otley L. Smith III              54                 President                       2000

         The Company's executive officers are subject to annual appointment by the Board. There are no arrangements or understandings with respect to the selection of officers and directors, and there are no family relationships between any of such persons. In June 2003, James A. Cole resigned as Chief Financial Officer of the Company and Donald P. Zima was subsequently appointed as interim Chief Financial Officer of the Company. Mr. Zima is not currently an executive officer of the Company.

         Otley L. Smith III has served as President since June 2000 and served as a Director of the Company from June 2000 until July 2003. From 1998 until 2000, he served as a consultant to businesses in the medical waste industry. In 1986 he founded Med-Compliance Services, Inc. and served as President until 1998. In 1995, he founded Technology 2100, Inc. and managed the development of a new medical waste treatment technology that was approved for use by the U.S. Environmental Protection Agency (under the Federal Insecticide, Fungicide, and Rodenticide Act) and several states. For the past ten years Mr. Smith has served as an industry representative in public sector initiatives to standardize medical waste management regulations in several southwestern states.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of the Record Date the number of shares of Common Stock beneficially owned by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each current director and executive officer and (iii) all directors and executive officers as a group. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned.

                                                                        NUMBER OF        PERCENTAGE OF
NAME                                                                    SHARES(1)            CLASS
Waste Systems, Inc.(2) ............................................     13,395,734           74.1%
28161 N. Keith Drive
Lake Forest, Illinois 60045

Stericycle, Inc (2) ...............................................     14,328,504           79.3%
28161 N. Keith Drive
Lake Forest, Illinois 60045

Otley L. Smith III (3) ............................................         85,000              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Jack W. Schuler ...................................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Stephen B. Koenigsberg ............................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Kevin McManus .....................................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Mark C. Miller ....................................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Frank J. M. ten Brink .............................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Anthony J. Tomasello ..............................................             --              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

Robert M. Waller (4) ..............................................         66,666              *
1517 W. North Carrier Parkway
Grand Prairie, Texas 75050

All directors and executive officers as a group (8 persons)(5).....        151,666           1.5%

----------

(*)      Less than 1 percent

(1) Includes all shares of Common Stock with respect to which each person or entity directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares. Includes shares issuable upon exercise of stock options exercisable within 60 days of the Record Date and shares that will be issued upon conversion of the Preferred Stock. See the discussion under Proposal Two regarding additional shares of Common Stock that will be issued upon conversion of the Preferred Stock.

(2)  An Amended Schedule 13D filed with the SEC on May 9, 2002 (the "Amended
     Schedule 13D"), reflects that WSI is the beneficial owner of 5,104,448 shares of Common Stock. The Amended Schedule 13D reflects that Stericycle owns 100% of WSI. Assumes the conversion of the Preferred Shares owned by WSI into 7,750,000 shares of Common Stock and includes 541,286 shares which WSI acquired via the exercise of warrants on December 19, 2002. Additionally, the Amended Schedule 13D reflects that Stericycle directly owns 932,770 shares of Common Stock. Including the shares of Common Stock held directly by Stericycle and those shares of the Company's capital stock held through WSI, and assuming conversion of the Preferred Shares at a ratio of 1-to-1, Stericycle is the beneficial owner of 79.3% of the Common Stock. Without assumed conversion of the Preferred Shares, Stericycle directly and through WSI owns 63.7% of the issued and outstanding shares of Common Stock. See the discussion under Proposal Two regarding additional shares of Common Stock that will be issued upon conversion of the Preferred Stock.

(3) Includes 75,000 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(4) Represents 66,666 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(5) Includes options to purchase an aggregate of 141,666 shares exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the cash compensation awarded to, earned by or paid to the Company's executive officers earning in excess of $100,000 during the fiscal year ended September 30, 2002 for services rendered to the Company during the fiscal years ended September 30, 2002, 2001 and 2000.


                                                                             LONG TERM
                                   ANNUAL COMPENSATION                      COMPENSATION
                                   -------------------                      ------------
NAME AND PRINCIPAL                                                     SECURITIES UNDERLYING   ALL OTHER
POSITION                      YEAR       SALARY             BONUS           OPTIONS/SARs      COMPENSATION
Otley L. Smith, III           2002     $  125,000        $   20,000             --                  --
President (1)

                              2001     $  125,000                --             --                  --

                              2000     $   50,000(2)             --         75,000(3)               --

(1)  On June 8, 2000, Mr. Smith was appointed as President of the Company.

(2) Represents base salary paid by the Company to Mr. Smith for the period from June 2000 through September 2000.

(3) On June 8, 2000, Mr. Smith received an option to purchase 75,000 shares of Common Stock at an exercise price of $0.33 per share, of which 25,000 shares vested after one year with the remaining 50,000 shares vesting evenly over the next two years.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no options granted to the Company's executive officers during the fiscal year ended September 30, 2002.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table provides certain information regarding unexercised options to purchase shares of Common Stock granted by the Company during the 2002 fiscal year to the Company's executive officers earning in excess of $100,000 during the fiscal year ended September 30, 2002. No executives exercised any Common Stock options during the 2002 fiscal year.

                                                                          VALUE OF UNEXERCISED IN-THE-MONEY
                                 NUMBER OF UNEXERCISED OPTIONS AT                     OPTIONS AT
NAME                                    SEPTEMBER 30, 2002                      SEPTEMBER 30, 2002 (1)
                                 Exercisable        Unexercisable           Exercisable       Unexercisable
Otley L. Smith III                    57,740               17,260                    --                  --

----------

(1) The exercise price per share exceeded the per share closing price of Common Stock on the OTC Bulletin Board on September 30, 2002, and accordingly, none of Mr. Smith's stock options were in the money at fiscal year end.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about the Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of September 30, 2002, including the Option Plan. The Option Plan has been approved by the Company's stockholders.

                                                                                                           NUMBER OF SECURITIES
                                                                                                          REMAINING AVAILABLE FOR
                                                         NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                                                   BE                    EXERCISE           EQUITY COMPENSATION
                                                         ISSUED UPON EXERCISE OF    PRICE OF OUTSTANDING           PLANS
                                                           OUTSTANDING OPTIONS,    OPTIONS, WARRANTS AND    (EXCLUDING SECURITIES
                                                           WARRANTS AND RIGHTS            RIGHTS           REFLECTED IN COLUMN (a))
          PLAN CATEGORY                                          (a)                        (b)                     (c)
Equity compensation plans approved by
  security holders                                               305,000               $     0.43                  195,000
Equity compensation plans not approved
  by security holders                                                 --                       --                       --

Total                                                            305,000               $     0.43                  195,000

EMPLOYMENT AGREEMENTS

         Mr. Smith serves as the Company's President pursuant to a letter agreement executed on June 6, 2000 (the "Smith Employment Agreement"). Pursuant to the Smith Employment Agreement, Mr. Smith receives a base salary of $125,000 annually and was granted an option to purchase 75,000 shares of Common Stock at an exercise price of $0.33 per share on June 8, 2000, of which 25,000 shares vested after one year with the remaining 50,000 shares vesting evenly over the next two years. Also, as an additional incentive, Mr. Smith is eligible for an annual bonus of up to $40,000 based on the Company achieving certain goals related to earnings and cash flow. Mr Smith received a bonus of $20,000 during the 2002 fiscal year.

         Other than as set forth above, there are no compensatory plans or arrangements with respect to any individual named in the Summary Compensation Table above or otherwise which would result from the resignation, retirement or other termination of such individual's employment with the Company or a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the 2002 fiscal year, Anthony J. Tomasello, David J. Schoonmaker and Robert M. Waller served on the Compensation Committee and participated in the deliberations concerning executive officer compensation. None of these persons serve on the compensation committee of any other company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for establishing the Company's compensation philosophy and policies, setting the terms of and administering its option plans, reviewing and approving employment contracts and salary recommendations for the Company's executive officers and setting the compensation for the chief executive officer. The Company's overall compensation philosophy is to align the financial interests of management with those of the Company's stockholders, taking into account the Company's expectations for growth and profitability, the necessity to attract and retain the best possible executive talent and to reward its executives commensurate with their ability to enhance stockholder value. Accordingly, employment arrangements with the executive officers approved by the Compensation Committee provide for compensation consisting of base salary, stock options and other stock-based awards. The employment arrangements with the Company's executive officers also allow for significant bonuses based upon achieving certain earnings goals and the attainment of individual qualitative goals relating to the employee's position and responsibilities. The Compensation Committee believes that providing executives with opportunities to acquire significant stakes in the Company's growth and prosperity through grants of stock options and other incentive awards will enable the Company to attract and retain executives with the outstanding managerial abilities essential to the Company's success, motivate these executives to perform to their full potential and enhance stockholder value.

         Mr. Smith's 2002 fiscal year compensation as President was based on the compensation structure set forth in the Smith Employment Agreement, which provides for a base salary of $125,000 and incentive bonuses based on the Company's financial performance. In addition, as a further incentive, Mr. Smith was granted an option to purchase 75,000 shares of Common Stock at an exercise price of $0.33 per share, which was the per share closing price of Common Stock on the date the option was granted. The option vests over a three-year period in order to align Mr. Smith's interest with improving the Company's performance and improving the trading price of the Common Stock. The terms of Mr. Smith's employment were determined after consideration and analysis of, among other things, the Company's performance history and the relationship of that performance to internal projections and targets; average cash and other compensation and equity positions of chief executive officers of selected companies deemed by the Compensation Committee to be comparable; and Mr. Smith's central role in the Company's operating results.

         The Compensation Committee believes that its current policies have been and will continue to be successful in aligning the financial interests of the executive officers with those of the Company's stockholders and the Company's performance. Nevertheless, the Compensation Committee intends to continue to review whether and how to modify its policies to further link executive compensation with both individual and the Company's performance.

                                            Robert M. Waller
                                            Kevin McManus
                                            Anthony J. Tomasello

AUDIT COMMITTEE REPORT

         The Audit Committee is composed of three directors, all of whom are independent in accordance with the existing requirements of NASDAQ's listing requirements. The Audit Committee operates under a written charter adopted by the Board on January 22, 2001, in accordance with applicable rules of the SEC. A copy of the charter was attached to the Company's proxy statement filed with the SEC on April 2, 2001. The Audit Committee's general role is to assist the Board in overseeing the Company's financial reporting process and related matters. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee that process. The Audit Committee also recommends to the Board the selection of the Company's independent accountants.

         The Audit Committee has reviewed and discussed with management the Company's financial statements as of and for the fiscal year ended September 30, 2002. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and a letter from the Company's independent accountants, Ernst & Young, LLP ("Ernst & Young"), required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Ernst & Young the issue of its independence from the Company.

         Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.


                                            Kevin McManus
                                            Stephen B. Koenigsberg
                                            Robert M. Waller

COMMON STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the Common Stock to the S&P 500 Stock Index and to a peer group of other public companies. The Peer Group Index is comprised of New York Stock Exchange, American Stock Exchange and NASDAQ-listed companies having the standard industry classification codes 4950-4959. The graph assumes that the value of the investment in the Common Stock and each Index was $100.00 at September 30, 1997, and that all dividends were reinvested.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG 3CI COMPLETE COMPLIANCE CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP


                              (PERFORMANCE GRAPH)


                                                                                   Cumulative Total Return
                                                                 --------------------------------------------------------------
                                                                   9/97       9/98       9/99       9/00       9/01       9/02
3CI COMPLETE COMPLIANCE CORPORATION                              100.00     161.54      46.15      28.92      36.92      29.54
S & P 500                                                        100.00     109.05     139.37     157.88     115.85      92.12
PEER GROUP                                                       100.00     117.14      51.02      47.42      66.78      60.41


* $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Messrs. Schuler, Miller, ten Brink and Tomasello are senior officers of Stericycle, which on September 30, 1998, acquired 100% of the common stock of WSI for $10 million (the "Transaction"). As a result of the Transaction, WSI became a wholly owned subsidiary of Stericycle. As of the Record Date, WSI owned 5,645,734 shares of Common Stock, which represents 54.7% of the issued and outstanding shares of Common Stock, and 100% of the issued and outstanding shares of Preferred Stock, consisting of the Preferred Shares. Assuming that the Preferred Shares are convertible into 7,750,000 shares of Common Stock, upon conversion, WSI's ownership percentage would increase to 74.1%. Assuming that the Preferred Shares are convertible into 31,000,000 shares of Common Stock, based on a Common Stock per share market value of $0.25 on the conversion date, upon conversion, WSI's ownership percentage would increase to 88.7%. Including the shares of Common Stock held directly by Stericycle and those shares of the Company's capital stock held through WSI, and assuming conversion of the Preferred Shares at a ratio of 1-to-1, Stericycle is the beneficial owner of 14,328,504 shares of Common Stock or 79.3% of the Common Stock. See Proposal Two for further discussion regarding the conversion of the Preferred Shares.

         The Company has historically financed its working capital needs, capital expenditures and acquisitions using advances from WSI, internally generated funds and borrowings from third parties. The Company's indebtedness currently consists of amounts owed to WSI (which are described below), and a portion of the Company's insurance premiums that are financed over the course of each fiscal year.

         On October 1, 1998, WSI and the Company amended and restated a revolving promissory note (the "WSI Note"), which was originally due September 30, 2000. As of June 30, 2000, the Company notified WSI that it anticipated it would fail to meet a net income requirement under the WSI Note for the quarter ended June 30, 2000. The WSI Note was renegotiated and extended at that time and the default was waived. Since that time the WSI Note has been extended either quarterly or semi-annually under interest rate terms ranging from prime plus 1.0% to prime plus 3.5% not to exceed 13%. In connection with the WSI Note's extension on August 1, 2000, the Company issued warrants to WSI for the purchase of up to 351,836 shares of Common Stock at an exercise price of $0.20 per share. These warrants expired on September 20, 2002. When the WSI Note was extended on October 1, 2000, the Company issued warrants to WSI for the purchase of up to 541,286 shares of Common Stock at an exercise price of $0.10 per share, which were exercised on December 19, 2002.

         As of September 30, 2002, the Company owed $3,890,635 to WSI pursuant to the WSI Note. An agreement effective October 1, 2001 extended the WSI Note's maturity to July 1, 2002. The terms of this extension included a reduction of the interest rate to the prime rate, plus 1.0%, and called for a principal payment of $200,000 at renewal and an additional $200,000 principal payment in June 2002. The agreement also required the Company to achieve minimum levels of EBITDA for each of the six-month periods ended March 31, 2002 and June 30, 2002. This level was not achieved for the six months ended March 31, 2002, requiring the Company to record an additional $120,404 in interest expense.

         The WSI Note was again renegotiated pursuant to an agreement dated May 23, 2002, pursuant to which the WSI Note was extended to October 1, 2003. The terms of this extension included an interest rate equal to the prime rate, currently 4.25%, plus 1.0%, and called for a principal payment of $700,000 at renewal and additional monthly payments of $100,000 to be applied to accrued interest and principal. The agreement also required the Company to achieve a minimum level of EBITDA for the six-month period ended June 30, 2002 and for each trailing six-month period thereafter until maturity. This level was achieved for the six months ended June 30, 2002 and September 30, 2002.

         In June 1999, the Company established a master lease agreement (the "Master Lease Agreement") in the amount of $3,000,000 with LaSalle National Leasing Corporation. Of the total $3,000,000, (i) $2,000,000 is to be utilized for the leasing of transportation equipment, of which $82,312 and $179,569 had been utilized as of September 30, 2002 and 2001, respectively, and (ii) $1,000,000 is to be utilized for the financing of equipment, none of which was being utilized as of September 30, 2002 and $398,851 of which had been utilized as of September 30, 2001. The Master Lease Agreement is guaranteed by Stericycle.

         The Company outsources the treatment of its medical waste to treatment facilities in Terrell, Texas; Conroe, Texas; Memphis, Tennessee; Beaver Dam, Kentucky; Reserve, Louisiana and Lake City, Georgia, which are owned by Stericycle. The treatment fees are paid currently in accordance with 30-day terms. Commencing in 2002, Stericycle also provided long-haul transportation services for the Company. In February 1999, the Company entered into a 36-month operating lease agreement with Stericycle to lease medical waste containers.

         The Company parks trucks and trailers at Stericycle transportation depots at Reserve, Louisiana and Memphis, Tennessee. Stericycle did not charge the Company for such use of these facilities. In return, Stericycle parks trucks and trailers at various Company transportation depots at no charge for the use of these facilities. Also during the 2002 fiscal year, the Company utilized Stericycle personnel for tax preparation and analysis and was provided with internal audit services from a firm utilized by Stericycle. Stericycle did not charge the Company for these services.

         On May 1, 2002, Stericycle completed a transaction in which it purchased from James H. Shepherd, James Michael Shepherd and Richard T. McElhannon (the "Sellers") certain profit-sharing rights, put rights and other rights of the Sellers that the Sellers had acquired pursuant to a settlement agreement entered into with the Company in January 1996 (the "Settlement Agreement"). Stericycle's purchase included interest in all security agreements, mortgages and other instruments securing the Company's obligations to the Sellers under the Settlement Agreement, and 932,770 shares of Common Stock owned by the Sellers. During the 2002 fiscal year, the Company paid $138,000 to Stericycle under the profit sharing terms of the Settlement Agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board appointed the certified public accounting firm of Ernst & Young to examine the Company's financial statements for the fiscal year ending September 30, 2002. Ernst & Young has served as the Company's independent auditors since September 10, 1999.

         Before engaging Ernst & Young, the Company had not consulted with that firm in any matter regarding either the application of accounting principles to a completed transaction or the type of audit that might be reached on the Company's financial statements.

         The Company anticipates that representatives of Ernst & Young will participate in the Annual Meeting, may make a statement if they desire to do so and will be available to respond to appropriate questions concerning the Company's financial statements.

         Audit Fees. The aggregate fees billed by Ernst & Young for professional services rendered in connection with its audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and its review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the 2002 fiscal year, were approximately $135,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young to provide any professional services during the 2002 fiscal year in connection with financial systems design or implementation.

         ALL OTHER FEES. The Company did not engage Ernst & Young to provide any other professional services during the 2002 fiscal year.

         The Audit Committee has considered whether the provision of the services described under the captions, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Ernst & Young's status as the Company's independent auditors.

CHANGES IN THE BOARD

         In July 2003, David J. Schoonmaker and Otley L. Smith III resigned from the Board, and Stephen B. Koenigsberg and Kevin McManus were subsequently elected to the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, certain officers and beneficial owners of 10% or more of any class of the Company's capital stock (the "Reporting Persons") are required from time to time to file with the SEC reports of beneficial ownership and changes of beneficial ownership of Common Stock. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from the Reporting Persons by it with respect to the fiscal year ended September 30, 2002, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

OTHER MATTERS

         The Board does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

         The Company expects to hold the 2004 annual meeting on or about September 3, 2004. A stockholder who intends to present a proposal at the 2004 annual meeting of stockholders for inclusion in the Company's 2004 proxy statement relating to that meeting must submit such proposal by March 31, 2004. For the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, is being furnished with this Proxy Statement and has been filed on Form 10-K with the SEC on January 15, 2003.

                                             By Order of the Board of Directors




                                             JACK W. SCHULER
Dated: July 29, 2003                         Chairman of the Board of Directors

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       3CI COMPLETE COMPLIANCE CORPORATION


         3CI Complete Compliance Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The amendment adopted provides as follows:

         That Article 4 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

         "4. The total number of shares of stock which the corporation shall have authority to issue is 76,500,000 shares, of which 60,450,000 shares shall be common stock, par value $.01 per share, and 16,050,000 of which shares shall be preferred stock, par value $.01 per share. The designations, rights, preferences, privileges and voting powers of the preferred stock, and any restrictions and qualifications thereof, shall be determined by the Board of Directors."

         SECOND: That such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

         THIRD: This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its President as of _________________, 2003.


                                            3CI COMPLETE COMPLIANCE CORPORATION



                                            By:
                                                -------------------------------
                                                Otley L. Smith III, President


                                      A-1